                       YORK RESEARCH CORPORATION

            PROXY FOR 1995 ANNUAL MEETING OF STOCKHOLDERS
                             July 12, 1995

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael Trachtenberg and Robert M. Beningson, and each of them, the proxy or proxies of the undersigned with full power of substitution, to vote and act in his name, place and stead at the 1995 Annual Meeting of Stockholders of York Research Corporation (the "Company") to be held at The Intercontinental Hotel, 111 East 48th Street, New York, New York, on Wednesday, July 12, 1995 at 10:00 A.M., local time and at any adjournment or adjournments thereof, with such powers as the undersigned would have if he were personally present thereat, as follows:

1. Election of Directors in the Classes indicated and for the term set forth in the Proxy Statement.

          ___  FOR all nominees listed          ___  WITHHOLD AUTHORITY
               (except as marked to the              to vote for all
                contrary                             nominees


                STANLEY WEINSTEIN                  ROBERT M. BENINGSON

INSTRUCTION:     TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE
                 THAT NOMINEE'S NAME BELOW)

                 _______________________________________________________


2. Proposal to ratify the appointment of Grant Thornton LLP as the independent certified public accountants of the Company for the fiscal year ending February 28, 1996.

            For ___               Against ___               Abstain ___

4. In their discretion, upon any other business which may property come before the Meeting.


The Proxies Shall Vote FOR Proposals 1 and 2 Unless Contrary Instructions Are Given Herein


                                          Dated _________________, 1995

                                          _____________________________

                                          Stockholder's Signature

                                          _____________________________

                                          Signature if held jointly


                               NOTE: Please sign your name or
                               names exactly as set forth above.
                               When shares are held by joint tenants,
                               both should sign. If signing as attorney, executor, administrator, trustee or guardian, or in any similar capacity, please indicate the capacity in which you are acting.
                               Proxies executed by a corporation
                               should be signed in full corporate
                               name by a duly authorized officer and
                               should bear the corporate seal. Proxies
                               executed by a partnership should
                               be signed in partnership name by an
                               authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                      YORK RESEARCH CORPORATION
                           280 PARK AVENUE
                           SUITE 2700 WEST
                       NEW YORK, NEW YORK 10017
                           (212) 557-6200

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            JULY 12, 1995

The Annual Meeting of the Stockholders of York Research
Corporation (a Delaware corporation) will be held at The
Intercontinental Hotel, 111 East 48th Street, New York, New York, on Wednesday, July 12, 1995 at 10:00 A.M., for the following purposes:

   1. to elect directors;

   2. to ratify the appointment of Grant Thornton LLP as the independent certified public accountants for fiscal 1996;

and to transact such other business as may properly come before the meeting or adjournments thereof.

The Board of Directors has fixed the close of business on June 2, 1995 as the time as of which stockholders of record of York Research Corporation who are entitled to notice of and to vote at such meeting shall be determined.


                                     By Order of the Board of Directors


                                     [Signature]
                                     Michael Trachtenberg
                                     Secretary

280 Park Avenue
New York, New York 10017
June 12, 1995

                         ______________________

                         YOUR VOTE IS IMPORTANT

WE ENCOURAGE YOU TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

                      YORK RESEARCH CORPORATION
                           280 PARK AVENUE
                           SUITE 2700 WEST
                       NEW YORK, NEW YORK 10017
                           (212) 557-6200



                      PROXY STATEMENT FOR
              1995 ANNUAL MEETING OF STOCKHOLDERS


The enclosed proxy is solicited by the Board of Directors
(the "Board") of York Research Corporation, a Delaware corporation (the "Company") for voting at the 1995 Annual Meeting of Stockholders of the Company (the "Meeting"). The Meeting will be held on Wednesday, July
12, 1995 at 10:00 a.m., at The Intercontinental Hotel, 111 East 48th Street, New York, New York, for the following purposes: (i) to elect a Class A director and a Class C director (Item 1); and (ii) to ratify the selection of Grant Thornton LLP by the Board as independent certified public accountants for the Company for the fiscal year ending February 28, 1996 (Item 2). As of June 12, 1995, the approximate date on which this Proxy Statement and the accompanying proxy card will first be mailed to stockholders, the Board had no knowledge of any other business to be presented to the Meeting, but if any other business is properly brought before the Meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

The Company's Annual Report for its fiscal year ended
February 28, 1995 is enclosed herewith. Such report is not to be treated as part of these proxy soliciting materials.

Stockholders of record at the close of business on June 2, 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournment thereof.

EXPENSES OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement and all papers which now accompany or may hereafter supplement it. Such solicitation will be made by mail and may also be made by personal solicitation by the Company's regular officers or employees, who will receive no special compensation therefor. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to beneficial owners.

           NUMBER OF SHARES OUTSTANDING AND VOTING RIGHTS

The Company presently has authorized 50,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of which 12,754,970 shares were issued and outstanding as of the Record Date. The Company also has authorized 10,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Stock"), and 6,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). No shares of Class A Stock or of Preferred Stock were issued and outstanding on the Record Date.

The holders of shares of Common Stock on the Record Date are entitled to one vote per share on all matters. A quorum for the Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Approval by the holders of a majority of the shares of Common Stock present in person or by proxy and voting at the Meeting, provided a quorum is present, is required (i) for the election of the Class A director and the Class C director (Item 1); and (ii) to ratify the selection of Grant Thornton LLP by the Board as independent certified public accountants for the Company for the fiscal year ending February 28, 1996 (Item 2).

                                 PROXIES

The proxy solicited by this Proxy Statement may be revoked by the stockholder giving such proxy at any time before the proxy is exercised, and the giving of such proxy will not affect the right of any stockholder to vote in person should he or she find it convenient to attend the Meeting. The shares represented by all properly executed proxies received in time for the Meeting will be voted in accordance with the directions given. Regarding the election of the Class A director and Class C director (Item 1), stockholders may vote in favor of the nominee or abstain. With respect to the ratification of the appointment of Grant Thornton LLP as independent certified public accountants (Item 2), stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. With respect to both Items 1 and 2, if the stockholder abstains from voting, the shares are considered present at the meeting for such item but, since they are not affirmative votes for the item, they will have the same effect as votes against the item. With respect to broker non-votes on items 1 and 2, the shares are not considered present at the meeting for such items and they are therefore not counted in respect of such items. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such item by reducing the total number of shares from which the majority is calculated.

ITEM 1.
                         ELECTION OF DIRECTORS

The Company's Board of Directors is classified into three classes of directors: Class A, Class B and Class C. A director in each class is elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class are elected and have qualified. A director in both Class A and Class C are being nominated for election at the Meeting. The Class C Nominee is being nominated to fill the vacancy created by the death of Mr. John Ellis, and if he is elected, his term will expire after two years.

The following persons have been nominated for election as director of the Company in the class indicated. Each nominee has consented to his nomination and has agreed to serve if elected. If, however, either nominee should not be available for election, the persons named as proxies may vote for other persons in their discretion. Management has no reason to believe that either of the nominees will be unavailable for election. The Company does not have a nominating committee.

Brief statements setting forth the age (at the Record Date), the principal occupation during the past five years, the year in which first elected as a director and other information concerning the nominee and the remaining director whose terms of office will continue beyond the Meeting, appear below:

MR. ROBERT M. BENINGSON (Class A), 66, was elected a director of the Company in October 1981. In February 1982, Mr.
Beningson was elected Chairman of the Board, President and Chief
Executive Officer of the Company. Mr. Beningson is Chief Executive Officer and Chairman of the Board of each of the Company's subsidiaries. Previously, Mr. Beningson was Chairman of the Board of Directors of the Company between 1968 and 1979.

MR. STANLEY WEINSTEIN (Class C), 69, was elected to fill a vacancy on the Board of Directors in May, 1995. Until 1991, Mr.
Weinstein was a partner at Deloitte and Touche, certified public accountants, and since such date, has been an independent consultant.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       THE NOMINEES NAMED ABOVE

THE TERM OF OFFICE OF THE FOLLOWING DIRECTOR WILL CONTINUE
BEYOND THE MEETING:

MR. H. CLIFTON WHITEMAN (Class B), 69, was elected to the
Board of Directors in July 1991. From March 1982 through March 1989,
Mr. Whiteman served as Executive Vice President of The Bank of Tokyo Trust Company. Following his retirement in April 1989, he was a consultant to The Bank of Tokyo Group in New York City until April 1992. Mr. Whiteman serves on the Board of Directors of Keene Corporation.

EXECUTIVE OFFICERS

The executive officers of the Company are:




      Name                                     Position
Robert M. Beningson         Chairman of the Board, President and Chief
                           Executive Officer

Michael Trachtenberg       Executive Vice President, Chief Financial
                           Officer, Principal Accounting Officer and
                           Secretary

Robert C. Paladino         Executive Vice President

See the description under the heading "ELECTION OF
DIRECTORS," above, for background of Robert M. Beningson.

MICHAEL TRACHTENBERG, 46, a Certified Public Accountant, joined the Company in January 1987 and was elected Vice President, Chief Financial Officer and Secretary in March 1987. From November 1985, until joining the Company Mr. Trachtenberg was a financial consultant in private practice. Prior thereto, Mr. Trachtenberg was Vice President-Finance and Chief Financial Officer of S&S Corrugated Paper Machinery Co., Inc. From 1980 to 1984, Mr. Trachtenberg held various positions with Carter Day Industries, Inc., an agricultural equipment manufacturer and energy and environmental systems company, culminating in his appointments as Vice President, Treasurer and Chief Financial Officer.

ROBERT C. PALADINO, 44, joined the Company in January 1987 and was elected Executive Vice President in April 1990. From October 1980 until joining the Company , Mr. Paladino was Senior Vice President and General Counsel of NPS Technologies Group, Inc., an engineering and construction company serving the electric utility industry. From 1974 to 1980, Mr. Paladino held various positions with the Edison Electric Institute, the national organization for the investor-owned electric utility industry, culminating in his appointment as Director of Fossil Fuels and Assistant to the President.

There are no family relationships between or among any directors or executive officers of the Company.

COMMITTEES AND MEETINGS OF THE BOARD

The Board has three committees -- the Compensation
Committee, the Incentive Stock Option Committee and the Audit Committee. The Compensation Committee reviews the performance of employees of the Company and determines their compensation. The Incentive Stock Option Committee administers the stock option plans of the Company. The Audit Committee oversees the accounting, reporting and audit practices established by management of the Company. Messrs. Weinstein and Whiteman are members of all three Committees. In addition to numerous informal meetings of the Board of Directors during the year, during the fiscal year ended February 28, 1995, the Board met two times, the Compensation Committee met two times, the Incentive Stock Option Committee met two times and the Audit Committee met two times. Each of the directors attended all of the meetings of the Board and each Committee on which he sat during such year.


                    COMPENSATION OF DIRECTORS

Non-employee directors receive no fees for attending Board or Committee meetings. However, Mr. Whiteman serves as a consultant to York and renders advice, consultation and reports to York on such matters as are requested by the Chairman and Chief Executive Officer or the Board of Directors. In Fiscal 1995, Mr. Whiteman received $24,000. Mr. Whiteman received a demand loan of $100,000 in Fiscal 1993, which bears interest at prime.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Mr. Weinstein and Mr. Whiteman. Mr. Whiteman provides consulting services to the Company for which services his compensation is determined by agreement between him and Mr. Beningson, the Chief Executive Officer of the Company, whose compensation is set by the Compensation Committee.

                  REPORT OF THE COMPENSATION COMMITTEE

The members of the Compensation Committee (the "Compensation
Committee") for the fiscal year ended February 28, 1995 were Messrs. Whiteman and Ellis. As has been previously reported herein, Mr. Ellis died on March 6, 1995, and was replaced on the Board, as well as on the Compensation Committee, by Mr. Stanley Weinstein on May 3, 1995.

Mr. Whiteman, as the surviving member of the Committee during 1994, reports as follows:

Compensation Philosophy and Objections

The guiding principal by which the Committee develops and administers annual and long-term compensation plans is to align the interests and goals of executive management with those of the Company's shareholders. The key elements of this philosophy are:

    1. Establishing base salary plans which provide cash compensation that is commensurate with the operating, financial and strategic goals of the Company. The salaries of executive officers are listed in the Summary Compensation Table. Each of these officers' salaries is reviewed annually, giving appropriate consideration to the following factors: (a) The individual's performance and contribution, during the period, to the Company's goals; (b) his experience; (c) his level of responsibility for corporate results and functions; (d) internal equity; and (e) external pay practices.

    2. Providing meaningful equity-based incentives for executives and others in the Company to encourage and reward effective management and employee performance, resulting in long-term corporate financial success, as measured by stock price appreciation. Stock option grants only have value to recipients if the price of York's stock appreciates in value from the date the options are granted, a benefit in which York stockholders participate as well.

The Company's 1993 Incentive Stock Option Plan (the "ISO
Plan") is a "qualified" plan under Section 422 of the Internal Revenue Code of 1986, as amended, which was approved by the Company's Stockholders at the Special Meeting in lieu of Annual Meeting held on September 23, 1993. The ISO Plan utilizes vesting periods to encourage key officers and employees to continue in the employ of the Company.

                                          Sincerely,

                                          [Signature]
                                          H. Clifton Whiteman

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Beningson is President and a major shareholder of RRR'S
Ventures, Ltd. ("RRR'S"), a Connecticut corporation, which is a 25% general partner in Warbasse-Cogeneration Technologies Partnership L.P. ("WCTP"). RRR'S is also a general partner in RV Associates L.P. ("RVA"), which is the minority partner in B-41 Associates L.P. ("B-41 LP"), a limited partnership affiliated with the Company. RRR'S is also a 10% general partner in York Cogen Partners L.P. ("YCP"), a limited partner in B-41 LP.

At February 28, 1995, WCTP was indebted to the Company for approximately $1,545,000 related to operations and maintenance services from current and prior years and indebted to B-41 LP for $28,522,000.

At February 28, 1995, approximately $37,000 was due to the Company from RRR'S as a result of general partners' and administrative fees due to RRR'S by YCP offset by the cumulative effect of expenses paid by RRR'S on behalf of the Company.

In Fiscal 1993, RVA received a distribution of $2,000,000 from B-41 LP which is expected to be charged against capital, concurrent with future allocations of income.

Mr. Beningson is president and the sole shareholder of North
American Energy Conservation, Inc. ("NAEC"), in conjunction with which the Company conducts its power marketing business. York and an unaffiliated entity act as co-brokers for NAEC, to develop and market products and service suppliers and customers. NAEC compensates its brokers through brokerage fees, cost reimbursements and success premiums. In fiscal 1995, the Company collected $1,200,000 as reimbursement of costs, and a power brokerage fee of $250,000. At February 28, 1994, NAEC was indebted to the Company for approximately $351,600 related to various expenses incurred by the Company. This was fully paid in May, 1994, and NAEC had no obligation to the Company as of February 28, 1995.

At February 28, 1995, Mr. Beningson was indebted to the
Company for $6,971,500 related to the exercise of warrants and purchase of common shares in prior years, Mr. Trachtenberg was indebted to the Company for $80,460 related to the exercise of options, and Mr. Paladino was indebted to the Company for $100,000 related to the exercise of options. All these amounts are non-interest bearing and are payable on demand. At February 28, 1995, Mr. Whiteman was indebted to the Company for $100,000 related to a demand loan which bears interest at prime.

On April 26, 1990 the Company issued to Mr. Beningson warrants exercisable for 10 years, to purchase 475,000 shares of common stock at a purchase price of $11.00 per share (the closing price of the Company's common stock on that date). On July 16, 1993, the purchase price of Mr. Beningson's 475,000 warrants was reset to $6.00 per share.

On January 10, 1991, the Company issued to Mr. Beningson warrants exercisable for 10 years to purchase 475,000 shares of common stock at a purchase price of $8.00 per share (the closing price of the Company's common stock on that date). On July 16, 1993, the purchase price of these warrants was reset to $6.00 per share.

At February 28, 1994, the Company forgave an advance to Mr.
Trachtenberg of $147,555, which had been disbursed in Fiscal 1990. The forgiveness of this amount was reflected as compensation expense in Fiscal 1994.

On July 16, 1993, the Company issued warrants exercisable for 10 years to Mr. Beningson and Mr. Whiteman to purchase 800,000 and 40,000 shares, respectively, of common stock at a purchase price of $6.00 per share (the closing price of the Company's common stock on that date).

The Company recognizes that potential conflicts of interest may arise by reason of the fact that Mr. Beningson controls RRR'S Ventures, Ltd., NAEC and RVA, and is President and Chief Executive Officer of the Company. Mr. Beningson has advised the Company that in all transactions between or affecting any affiliated entity and the Company he will act in the best interests of the stockholders of the Company, as determined by the Board of Directors of the Company, excluding himself.

The following graph compares the change in the Company's cumulative total shareholder return on its common shares with the Center for Research on Stock Prices (CRSP) Index for NASDAQ Stock Market (U.S. and Foreign) and the CRSP Index for NASDAQ Stocks (SIC 4900-4999 U.S. and Foreign).




Date           Company Index      Market Index           Peer Index


02/28/90             100.000           100.000              100.000
03/30/90             122.785           102.828              101.288
04/30/90             113.924            99.372               97.784
05/31/90             151.899           108.997              104.470
06/29/90             151.899           109.863              107.111
07/31/90             140.506           104.614              103.908
08/31/90              97.468            91.504               89.289
09/28/90              84.810            83.003               86.839
10/31/90              88.608            79.692               83.816
11/30/90              89.873            86.765               86.629
12/31/90              89.873            90.465               89.373
01/31/91             150.633           100.096               99.225
02/28/91             174.683           109.681              101.671
03/28/91             197.468           117.049              106.684
04/30/91             188.607           117.775              104.214
05/31/91             202.531           123.209              108.887
06/28/91             174.683           115.996              103.291
07/31/91              58.228           122.808              105.284
08/30/91              65.823           128.666              110.584
09/30/91              65.823           129.303              112.186
10/31/91              84.810           133.579              116.684
11/29/91              78.481           129.132              114.648
12/31/91              69.620           144.395              120.956
01/31/92              69.620           153.047              123.898
02/28/92              59.494           156.455              124.717
03/31/92              55.696           149.214              121.739
04/30/92              51.899           142.847              116.782
05/29/92              64.557           144.687              115.071
06/30/92              50.633           139.006              106.497
07/31/92              41.772           143.645              109.889
08/31/92              70.886           139.353              108.278
09/30/92              72.152           144.264              110.102
10/30/92              74.684           149.650              109.788
11/30/92              69.620           161.371              112.824
12/31/92              72.152           167.430              117.021
01/29/93              72.152           172.415              120.168
02/26/93              63.291           166.227              122.700
03/31/93              67.089           171.244              125.989
04/30/93              69.620           164.392              123.626
05/28/93              73.418           174.282              122.780
06/30/93              65.823           175.402              119.896
07/30/93              64.557           175.712              123.587
08/31/93              62.025           184.858              124.355
09/30/93              65.823           190.038              126.344
10/29/93              64.557           194.431              126.328
11/30/93              58.228           188.309              124.463

12/31/93              59.494           193.853              124.643
01/31/94              57.595           200.026              126.055
02/28/94              46.203           197.904              122.835
03/31/94              50.633           185.759              115.338
04/29/94              43.038           183.324              109.938
05/31/94              40.506           183.554              109.225
06/30/94              37.975           176.342              107.234
07/29/94              40.506           180.520              105.046
08/31/94              50.000           191.497              106.394
09/30/94              41.772           191.235              112.038
10/31/94              32.911           194.538              112.095
11/30/94              44.304           187.758              108.721
12/30/94              40.506           187.546              109.894
01/31/95              58.228           188.297              108.341
02/28/95              60.759           198.547              110.730

                          EXECUTIVE COMPENSATION



SUMMARY COMPENSATION TABLE

The following table sets forth the compensation received by the Company's Chief Executive Officer and the remaining most highly paid executive officers for the three fiscal years ended February 28, 1995.


                                        Annual Compensation

Other
                                    Salary            Bonus
Compensation
Name                     Year          ($)              ($)              ($)
ROBERT M. BENINGSON      1993      360,000                0               0
Chairman, President &    1994      360,000                0               0
Chief Executive Officer  1995      371,082                0               0

MICHAEL TRACHTENBERG     1993      160,000                0               0
Executive Vice           1994      170,000           25,000         147,555
President & Chief        1995      190,000                0               0
Financial and
Accounting Officer

ROBERT C. PALADINO
Executive Vice           1993      160,000                0               0
President                1994      160,000                0               0
                         1995      164,924                0               0




                                     Long-Term Compensation
                 Awards                                         Payouts

                         Restr                                       All Other
                         Stock          Options/            LTIP       Compen-
                        Awards             SAR's         Payouts        sation
Name                        ($)           (#)(1)             ($)        ($)(2)
ROBERT M. BENINGSON          0                0                0        30,000
Chairman, President &        0        1,000,000                0        20,578
Chief Executive Officer      0          375,000                0        19,737

MICHAEL TRACHTENBERG         0          100,000                0        21,525
Executive Vice               0           80,000                0        16,865
President & Chief            0          100,000                0        18,863
Financial and
Accounting Officer

ROBERT C. PALADINO           0           50,000                0        21,525
Executive Vice               0           50,000                0        16,865
President                    0           50,000                0        16,180


(1) The Company does not grant SAR's. In fiscal 1995, all grants were qualified stock options, In fiscal 1994, Mr. Beningson was granted 800,000 non-qualified stock warrants and 200,000 qualified stock options. Messrs. Trachtenberg and Paladino were granted qualified stock options.
(2) Represents the value of the Company's contribution to the ESOP allocable to executives' accounts for such year.



                                      OPTION GRANTS

Presented below is more information concerning the option awards shown on the Summary Compensation Table for the fiscal year ended February 28, 1995. These options to purchase Common Stock were made to the named executive officers pursuant to the Company's 1993 ISO Plan.

                              OPTION GRANTS IN LAST FISCAL YEAR
                                        Individual Grants
                              Options                       % of Total Options
                              Granted                     Granted to Employees
Name                              (#)                           in Fiscal Year
ROBERT M. BENINGSON          100,000}                                    32.9%
                             275,000}
MICHAEL TRACHTENBERG         100,000                                      8.8%

ROBERT C. PALADINO            50,000                                      4.4%

                                        Individual Grants

                                                                   Alternative
                             Exercise                               Grant Date
                                Price            Expiration      Present Value
Name                         ($/Share)                 Date             ($)(1)
ROBERT M. BENINGSON              3.30             7/12/2004            270,000
                                 3.57            10/19/2004            668,250

MICHAEL TRACHTENBERG             3.25            10/19/2004            275,000

ROBERT C. PALADINO               3.25            10/19/2004            137,500



(1) The Modified Black-Scholes American option pricing model was used. The assumptions used were:
the 30 day volatility rate as of February 28, 1995 of .565, the T-Bill rate of 5.9% as a risk free interest rate and a zero dividend yield.


                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information on option exercises in Fiscal 1995 by the named executive officers and the value of such officers unexercised options at February 28, 1995.

                                      Shares
                                 Acquired on                      Value
                                    Exercise                   Realized
Name                                     (#)                        ($)
ROBERT M. BENINGSON                       0                           0
MICHAEL TRACHTENBERG                      0                           0
ROBERT C. PALADINO                        0                           0

                                  Unexercised Options
                                 at Fiscal Year End (#)

Name                                  Exercisable                Unexercisable
ROBERT M. BENINGSON                     2,325,000                            0
MICHAEL TRACHTENBERG                      163,000                      188,000
ROBERT C. PALADINO                         95,000                      106,000


                                  Value of Unexercised
                                  In-the-Money Options
                                 at Fiscal Year End ($)

Name                                  Exercisable                Unexercisable

ROBERT M. BENINGSON                    1,074,250                             0
MICHAEL TRACHTENBERG                     209,250                       284,000
ROBERT C. PALADINO                       106,000                       148,000



                                    PENSION PLAN TABLE

The following table shows estimated annual retirement benefits payable to executive officers and employees.

                                   Years of Service (2)


Remuneration(1)         10           15               20
 50,000              3,200        4,125            5,200
100,000              8,200       11,625           15,200
150,000             13,200       19,125           25,200
200,000             18,200       26,625           35,200
250,000             23,200       34,125           45,200
300,000             28,200       41,625           55,200
350,000             33,200       49,125           65,200
400,000             38,200       56,625           75,200
450,000             43,200       64,125           85,200
500,000             48,200       71,625           95,200


Years of Service (2)

Remuneration(1)         25          30            35+

 50,000              6,250        7,500         8,750
100,000             18,250       21,675        24,175
150,000             30,750       36,675        40,425
200,000             43,250       51,675        56,675
250,000             55,750       66,675        72,925
300,000             68,250       81,675        89,175
350,000             80,750       96,675       105,425
400,000             93,250      111,675       121,675
450,000            105,750      126,675       137,925
500,000            118,250      141,675       154,175


(1) Based on highest five year average and includes annual salary and cash bonus, if any. Benefits are not subject to deduction for social security.

(2) The years of credited service for individuals listed in the Summary Compensation Table are 39 for Robert M. Beningson, 8 for Robert
C. Paladino, and 12 for Michael Trachtenberg.


STOCK OPTION PLANS

The Company has a 1982 Incentive Stock Option Plan (the
"1982 ISO Plan") which is a "qualified" plan under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All 1,400,000 qualified stock options authorized under the 1982 ISO Plan have been granted. The Plan expired on April 26, 1992. Options to purchase 741,900 shares remain outstanding under the Plan.

The York Research Corporation 1993 Incentive Stock Option
Plan (the "1993 ISO Plan") authorizes the granting from time to time of options to purchase shares of the Company's Common Stock ("Options") to officers and employees of and consultants to the Company and its subsidiaries ("Employees"), up to a maximum of 3,000,000 shares of

Common Stock in the aggregate. Non-employee Directors of the Company are not eligible to receive options under the 1993 ISO Plan. Options may either be "incentive stock options" ("ISO's") under Section 422 of the Internal Revenue Code of 1986, or may be non-qualified options. In the case of ISO's granted under the ISO Plan, the exercise price of each ISO must not be less than either the fair market value of the Common Stock of the Company on the date the ISO is granted, except that, in the case of an ISO granted to any person whose stock ownership at the time of the grant exceeds 10% of the combined voting power of all classes of stock of the Company or any subsidiary ("10% Holder"), the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant. The term "fair market value" for purposes of the 1993 ISO Plan is the closing price of a share of Common Stock of the Company as reported by NASDAQ. With respect to non-qualified options, the exercise price is set by the Incentive Stock Option Committee ("ISO Committee"), but will not be less than the par value per share of the Company's common stock. The 1993 ISO Plan provides that each option agreement shall specify a period during which the Option is exercisable of not more than 10 years from the date of grant except that Options granted to 10% Holders shall not be exercisable after the expiration of five years from the date of grant. Options are exercisable until the date of termination of employment unless the ISO Committee agrees to extend the option period for up to three months beyond the employment termination date. The ISO Committee also determines when each Option granted under the 1993 ISO Plan will become exercisable. Payment for shares upon exercise of Options may be in cash, an exchange of shares of the Company's Common Stock if deemed acceptable to the ISO Committee, a promissory note for such part of the purchase price as is deemed acceptable to the ISO Committee, the terms of any such promissory note to be determined by the ISO Committee or by any combination of the foregoing. Options to purchase 1,475,000 shares remain outstanding under the 1993 ISO Plan.

EMPLOYEE STOCK OWNERSHIP PLAN

During 1988, the Company adopted an Employee Stock Ownership
Plan ("ESOP"). The ESOP purchases shares of Common Stock from the Company and, occasionally, on the open market. To purchase these shares the ESOP borrowed the funds from the Company. The repayment of these loans is expected from future employer contributions to the Plan and ESOP third party funding (including sales of shares). The Company contributed approximately
$373,000, $320,000 and $284,000 to the ESOP during Fiscal 1995, 1994 and
1993, respectively.

Mr. Whiteman is the current Trustee of the ESOP. The shares that are held by the ESOP are allocated annually to individual employees according to a formula set forth in the ESOP.

Employee Savings Plan

In 1988, the Company adopted the York Research Corporation
401(k) Plan (the "401(k) Plan"). The 401(k) Plan allows employees of the Company to defer a portion of their earnings on a pre-tax basis through contributions to the 401(k) Plan. The Company may at its discretion make a contribution to the 401(k) Plan. To date, the Company has elected not to contribute to the 401(k) Plan.

Defined Benefit Plan

The Company has a defined benefit pension plan covering sub-stantially all employees not covered by a collective bargaining agreement. The benefits are based on years of service and the highest consecutive five years of the employees' compensation. The Company's funding policy is to contribute annually the amount necessary to satisfy the Internal Revenue Service's funding standards. Contributions are intended to provide, not only for benefits attributed to service to date, but also for those expected to be earned in the future.


                     SECURITY OWNERSHIP OF
           CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


The following table sets forth the information indicated as of June 2, 1995, as to all persons known by the Board of Directors to be the beneficial owners of more than five percent of the Corporation's Common Stock.

     Amount and Nature
     of Beneficial     Percent of
Name of Beneficial Owner     Ownership     Class (1)

Robert M. Beningson     3,591,000 (1)(2)     23.8%
280 Park Avenue
Suite 2700 West
New York, NY 10017

H. Clifton Whiteman     1,919,700 (1)(4)     15.0%
280 Park Avenue
Suite 2700 West
New York, NY 10017

York Research Corporation     1,795,500     14.1%
Employee Stock Ownership Plan
280 Park Avenue
Suite 2700 West
New York, NY  10017

See note references below.

Security Ownership of Management

The following table sets forth the information indicated as of June 2, 1995 with respect to common stock of the Company beneficially owned by directors and officers of the Company and by directors and officers as a group:

                             Amount and Nature of         Percent of
Name of Beneficial Owner     Beneficial Ownership          Class (1)

Robert M. Beningson               3,591,000(1)(2)              23.8%

Stanley Weinstein                              0                 (6)

H. Clifton Whiteman               1,919,700(1)(4)              15.0%

Michael Trachtenberg                368,200(1)(3)               2.8%

Robert C. Paladino                  207,000(1)(5)               1.6%

Directors and officers as            6,085,900(1)              38.8%
a group (5) persons

(1) The Percent of Class is based upon 12,754,970 issued and outstanding shares of common stock as of the Record Date plus the shares that underlie unexercised warrants or options held by the individuals.

(2) Includes 824,000 shares owned directly plus warrants to purchase 1,750,000 shares of common stock, options to purchase 575,000 shares of common stock and 442,000 shares owned by RRR'S Ventures, Ltd., a corporation controlled by Mr. Beningson.

(3) Includes 17,200 shares owned directly by Mr. Trachtenberg and options to purchase 351,000 shares of common stock.

(4) Includes 84,200 shares owned directly by Mr. Whiteman, warrants to purchase 40,000 shares of common stock, and 1,795,500 shares held by the ESOP of which Mr. Whiteman is the trustee.

(5) Includes 6,000 shares owned directly by Mr. Paladino and options to purchase 201,000 shares of common stock.

(6)    Less than 1% ownership.

Item 2.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board recommends that the stockholders ratify its selection of Grant Thornton LLP, independent certified public accountants, to audit the accounts of the Company for fiscal 1996. Grant Thornton LLP has served as the independent certified public accountant for the Company since November, 1991. A representative of Grant Thornton LLP will be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions raised at the Meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR SUCH RATIFICATION
OTHER MATTERS
The Board does not intend to bring any other matters before the Meeting and, at the time of filing this Proxy statement with the Securities and Exchange Commission, is not aware that any other matters are to be presented for action at the Meeting by others. If any other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies on such matters.
STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

In order for stockholder proposals to be eligible for inclusion in the Company's proxy material relating to its 1996 Annual Meeting of Stockholders, they must be received by the Company no later than February 13, 1996.

By Order of the Board of Directors


[SIGNATURE]
Robert M. Beningson
President and Chairman of the Board